Exhibit 8.2

July 18, 2024

ALE GROUP HOLDING LIMITED
Unit 1005, 10/F, Tower A
New Mandarin Plaza, 14 Science Museum Road
Tsim Sha Tsui, Hong Kong

Ladies and Gentlemen:

We have acted as counsel as to matters of United States tax law, to ALE Group Holdings Limited, a British Virgin Islands based holding company (the “Company”), in connection with the preparation and filing of the Company’s post-effective amendment to the registration statement on Form F-1 (Registration No. 333-239225), including any amendments or supplements thereto (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), as originally filed with the U.S. Securities and Exchange Commission (the “SEC”). The facts, as we understand them, and upon which, with your permission, we rely in rendering the opinion herein, are set forth in the Registration Statement. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the Registration Statement.

In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon factual statements and factual representations of officers of the Company.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the statements made in the Registration Statement, under the caption “TAXATION – Material U.S. Federal Income Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares,” constitute, in all material respects, an accurate summary of the United States federal income tax consequences of the ownership and disposition of the Ordinary Shares that are anticipated to be material to U.S. holders who hold the Ordinary Shares pursuant to the Registration Statement, subject to the qualifications set forth in such statements, and, to the extent that such statements set forth any specific legal conclusion under United States federal income tax law, except as otherwise provided therein, they represent our opinion. Notwithstanding the foregoing, we do not express any opinion herein with respect to the Company’s status as a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, for the reasons stated in the discussion on PFICs set forth in the Registration Statement under the heading “TAXATION – Material U.S. Federal Income Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares.” This opinion is given under Item 601 of Regulation S-K, as our opinion regarding tax matters. All such statements are based upon laws and relevant interpretations thereof in effect as of the date of this opinion, all of which are subject to change. Further, there can be no assurance that the Internal Revenue Service or a court will not take a contrary position.

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Our opinion expressed above is limited to the tax laws of the United States, as the date hereof. We assume no obligation to revise or supplement this opinion letter in the event of any changes in law or fact arising after the date hereof; provided, however, that our opinions set forth in the Registration Statement will be revised, if needed to remain accurate in all material respects as of the effective date of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name under the captions “TAXATION - Material U.S. Federal Income Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares,” and “LEGAL MATTERS” in the prospectus included in the Registration Statement and to the discussion of this opinion in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Hunter Taubman Fischer & Li LLC
Hunter Taubman Fischer & Li LLC

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950 Third Avenue, 19th Floor - New York, NY 10022 | Office: (212) 530-2210 | Fax: (212) 202-6380